EXHIBIT 10.2

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO SERVICES AGREEMENT

This FIRST AMENDMENT TO THE SERVICES AGREEMENT (this “First Amendment”) is made and entered into as of October 3, 2003 (the “First Amendment Effective Date”) by and between DIRECTV, INC., a California corporation (“DIRECTV”), and TIVO INC., a Delaware corporation (“TiVo”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Services Agreement having an effective date of February 15, 2002 (the “Services Agreement”); and

WHEREAS, the Parties wish to modify certain provisions in the Services Agreement as explicitly set forth in this First Amendment.

NOW, THEREFORE, the Parties agree to amend the Services Agreement as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Services Agreement.

1. DIRECTV’S USE OF TIVOVISION. Section 2.3(a) of the Services Agreement is hereby deleted and replaced in its entirety with the following:

“(a) DIRECTV’s TiVoVision Use. DIRECTV shall have the [*]right to use the TiVoVision functionality solely and exclusively on DIRECTV DVR Receivers to provide and/or promote DIRECTV Products and Services (such use, “DIRECTV’s TiVoVision Use”). “DIRECTV Products and Services” shall be defined as (i) any [*] product [*]associated with the delivery, receipt or use of the DIRECTV Service (a “DIRECTV Product”), (ii) any [*]made available via the DIRECTV Service during the Term (regardless of whether such [*]is [*]by [*]or [*]), and any [*]related to DIRECTV Services and DIRECTV offerings, (iii) any [*]whose primary purpose is other than to [*], and (iv) communications, information, instruction, troubleshooting and other customer services relating to the purchase, installation or use of a DIRECTV Product or the DIRECTV Service (including the DIRECTV DVR service). For purposes of clarification and not limitation, clause (ii) above includes, among other things, [*]in association with a DIRECTV Service [*], the provision or promotion of [*] (such as [*]) and/or [*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

associated with a [*]featured in DIRECTV Service programming, and the promotion of [*] and associated merchandise related to or offered in association with [*]available on the DIRECTV Service. Notwithstanding the foregoing, if TiVo desires to undertake a use of the TiVoVision Functionality with respect solely to the provision or promotion of any proposed individual (a) [*], (b) [*], or (c) [*], TiVo shall request DIRECTV’s approval to permit such use and such request may be via email. Such approval shall not be unreasonably withheld or delayed by DIRECTV and in any event shall be given or denied within [*]from the date requested by TiVo, and approval will be deemed given if approval does not occur within such [*]of receipt of TiVo’s request by DIRECTV’s designated project manager, which as of the First Amendment Effective Date, is [*]; provided, however, that it shall not be deemed unreasonable for DIRECTV to deny such approval if DIRECTV reasonably believes the TiVoVision Functionality use by TiVo will conflict with DIRECTV’s current contractual obligations to [*] (such as [*]). It is the Parties’ intent to avoid the situation where there are two concurrent Showcases related to substantially the same [*]; accordingly, DIRECTV shall use commercially reasonable efforts to provide TiVo advance notice of planned DIRECTV-authored Showcases that could otherwise be duplicative of potential TiVo-authored Showcases described in this Section 2.3(a). [*]any revenue actually received by DIRECTV resulting from DIRECTV’s TiVoVision Use other than as set forth in Section 2.3(b) [*]. [*]any Shared Revenue actually received by TiVo resulting from TiVo’s use of TiVoVision functionality approved by DIRECTV in accordance with this Section 2.3(a) [*], and such use shall be included in the definition of TiVo’s TiVoVision use.”

2. TIVO’S USE OF TIVOVISION. Section 2.3(b) of the Services Agreement is hereby deleted and replaced in its entirety with the following:

“(b) TiVo’s TiVoVision Use. Except for the rights granted to DIRECTV as set forth in Section 2.3(a) (DIRECTV’s TiVoVision Use), TiVo shall have the right to use, display, perform, market, sell, distribute and make available the TiVoVision functionality to end users of the Stand Alone Receiver and the DIRECTV DVR Receivers and any other third parties (including, without limitation, any other pay television or cable network operators (“TiVo’s TiVoVision Use”). For purposes of clarification and not limitation, it is expressly understood that the use of TiVoVision Functionality to [*]shall be included in the scope of TiVo’s TiVoVision Use. Notwithstanding the foregoing, if DIRECTV desires to undertake a use of the TiVoVision Functionality with respect solely to a

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*], DIRECTV shall request TiVo’s approval to permit such use, [*], and such request may be via email. Such approval shall not be unreasonably withheld or delayed by TiVo and in any event shall be given or denied within [*]from the date requested by DIRECTV, and approval will be deemed given if approval does not occur within such [*]of receipt of DIRECTV’s request by TiVo’s designated project manager, which as of the First Amendment Effective Date, is [*]; provided, however, that it shall not be deemed unreasonable for TiVo to deny such approval if TiVo reasonably believes the TiVoVision Functionality use by DIRECTV will conflict with TiVo’s current contractual obligations to [*] (such as [*]) or if [*]. It is the Parties’ intent to avoid the situation where there are two concurrent Showcases related to substantially the same [*]; accordingly, TiVo shall use commercially reasonable efforts to provide DIRECTV advance notice of planned TiVo-authored Showcases for [*]that could otherwise be duplicative of potential DIRECTV-authored Showcases described in this Section 2.3(b). [*]any Shared Revenue actually received by TiVo resulting from TiVo’s TiVoVision Use (the “Section 2.3(b) Shared Revenue”) [*]. [*]any revenue actually received by TiVo resulting from TiVo’s TiVoVision Use other than as set forth above in Section 2.3(a) and in this Section 2.3(b) [*]. [*]any Shared Revenue actually received by DIRECTV resulting from DIRECTV’s use of TiVoVision functionality for [*]approved by TiVo in accordance with this Section 2.3(b) [*], and such use shall be included in the definition of DIRECTV’s TiVoVision use.”

3. TIVO’S HARD DISK ALLOCATION. Section 2.3(c) of the Services Agreement is hereby deleted in its entirety and replaced by the following:

“(c) TiVo’s Hard Disk Allocation. The allocation by DIRECTV of hard disk capacity in each DIRECTV DVR Receiver for TiVo’s TiVoVision Use shall be referred to as the “TiVo Hard Disk Allocation.”

(i) Hard Disk Capacity Less Than or Equal to [*]GB. The TiVo Hard Disk Allocation shall be, and DIRECTV shall allocate, at least [*]in each DIRECTV DVR Receiver when the total hard disk capacity of each such receiver is less than or equal to [*]gigabytes.

(ii) Hard Disk Capacity Greater than [*]GB and Less Than [*]GB. The TiVo Hard Disk Allocation shall be, and DIRECTV shall allocate, at least [*]of hard disk capacity in each DIRECTV DVR Receiver when the total hard disk capacity of each such receiver is greater than [*]gigabytes and less than [*]gigabytes.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) Hard Disk Capacity Greater Than or Equal to [*]GB. For any DIRECTV DVR Receiver with a hard disk capacity equal to or greater than [*]gigabytes (an “[*]GB Receiver”), the TiVo Hard Disk Allocation shall be, and DIRECTV shall allocate at least [*]. If the Section 2.3(b) Shared Revenue is between [*]and [*] (inclusive) per DIRECTV subscriber with at least [*]DVR Receiver[*] (each, a “DIRECTV DVR Subscriber”) during each [*]for [*]calendar [*], then the TiVo Hard Disk Allocation shall be [*]to, and DIRECTV shall within [*]days thereof allocate, [*]in all [*]GB Receivers, continuing throughout the Term; provided, however, that if the Section 2.3(b) Shared Revenue is subsequently [*]than [*]per DIRECTV DVR Subscriber during each [*]for [*]calendar [*]then, within [*]days thereof, the TiVo Hard Disk Allocation for [*]GB Receivers shall [*]to [*]. In addition, if the Section 2.3(b) Shared Revenue equals or exceeds [*]per DIRECTV DVR Subscriber each [*]for [*]calendar [*], then the TiVo Hard Disk Allocation shall be [*]to, and DIRECTV shall within [*]days thereof allocate, [*]in all [*]GB Receivers, continuing throughout the Term; provided, however, that if the Section 2.3(b) Shared Revenue is subsequently [*]than [*]per DIRECTV DVR Subscriber each [*]for [*]calendar [*]then, within [*]days thereof, the TiVo Hard Disk Allocation for [*]GB Receivers shall [*]to [*] (or [*], in the case where the Section 2.3(b) Shared Revenue is [*]than [*]per DIRECTV DVR Subscriber each [*]for [*] calendar [*]). The foregoing provisions providing for [*]in the TiVo Hard Disk Allocation shall [*]after the TiVo Hard Disk Allocation has been [*]pursuant to such provisions (i.e., the TiVo Hard Disk Allocation shall not [*]to either [*]or [*]once it has been [*]pursuant to the foregoing provisions of this item 2.3(c)(iii)).

(iv) Tracking Processes. The parties shall work together in good faith to develop, within sixty (60) days following the First Amendment Effective Date, and manage throughout the Term, a process whereby both parties are able to track the status of network hard disk capacity in fielded DIRECTV DVR Receivers in order to assist the reliable delivery and capture of content. Such process shall be used in connection with the management of TiVo’s Hard Disk Allocation as described in this Section 2.3(c).”

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. VERSIONS [*]AND [*]SOFTWARE TIVOVISION GRID PLACEMENT. A new Section 2.3(e) is hereby added to the Services Agreement, to read as follows:

“(e) Versions [*]and [*]Software TiVoVision Grid Placement. During the operation of Versions [*]and [*]Software only, with respect to the “Showcase” grid of DIRECTV DVR Receivers, the Parties agree as follows:

DIRECTV shall be entitled to use no fewer than [*]cells [*], within the [*]rows (each row is comprised of four cells), and TiVo shall be entitled to use no fewer than [*]cells [*], within the [*]row. If DIRECTV requires more than the [*]cells [*], DIRECTV shall use as many cells as necessary in the [*]rows [*]. If TiVo requires more than the [*]cells [*]and DIRECTV has occupied the [*]rows [*]and no more, TiVo shall use the cells in the [*]row [*]for each additional cell required. If TiVo requires more than [*] cells [*]and DIRECTV has occupied the [*]cells [*] and additional cells [*], TiVo shall use the [*]cells [*]the cells used by DIRECTV [*]. If DIRECTV is using less than the [*]cells [*], TiVo’s cells will move up such that TiVo’s cells will start immediately [*]DIRECTV’s last used cell. If TiVo is using less than the [*]cells [*]and DIRECTV requires more than the [*]cells [*], DIRECTV shall use the [*]cells in the [*]row, provided, however, that TiVo’s used cells are all [*]. For purposes of this Section 2.3(e), the “[*]” refers to the [*].”

5. TIVO’S USE OF USER DATA. The second sentence of Section 3.2 of the Services Agreement is hereby deleted in its entirety and replaced by the following:

“Notwithstanding the foregoing, DIRECTV acknowledges and agrees that TiVo shall have the right to continue and/or to negotiate and enter into agreements (with such agreements to last no longer than [*]) with the [*]solely with respect to [*]programming on DIRECTV DVR Receivers, including [*], subject to the following conditions and the approval of such conditions by [*]: (i) any Shared Revenue resulting from the [*]; (ii) DIRECTV shall [*]; (iii) DIRECTV shall [*]any [*]delivered to [*]under the [*]; (iv) all such [*]shall be in accordance with the current DIRECTV Privacy Policy for DIRECTV DVR Receivers, (v) DIRECTV shall [*]in any [*]between [*]; and (vi) DIRECTV shall [*] and [*]any renewal or expansion of the [*].”

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. LICENSE RENEWAL; PRORATED FEES. The last sentence of Section 6.1(b) of the Services Agreement is hereby deleted in its entirety and replaced by the following:

“For the avoidance of doubt, in no event will Sections 2.3(c), 2.3(d) or TiVo’s rights to use the User Data set forth in Sections 3.1 and 3.2 survive the initial 3 year term set forth in Section 12.1 unless: (i) the parties have agreed to extend the Term of this Agreement as provided for in said Section 12.1; or (ii) solely with respect to TiVo’s rights to use the User Data set forth in Sections 3.1 and 3.2, TiVo has on-going reporting obligations pursuant to Section 6.6(e), but solely to the extent necessary to fulfill such reporting obligations.”

7.	TECHNICAL SUPPORT. Section 6.1(c) of the Services Agreement is amended to add the following at the end of such Section:

“In furtherance and not in limitation of the foregoing, TiVo shall provide sufficient technical assistance regarding the Authoring Tools so that (1) within [*]of notice from DIRECTV regarding a problem or issue with the Authoring Tools, the appropriate TiVo personnel are available to meet (in person or by phone, as appropriate) with DIRECTV to discuss in detail and provide initial evaluation of the problem or issue and (2) TiVo shall further evaluate and define the scope of the issue or problem and use commercially reasonable efforts to provide potential solutions thereto within [*]after such initial meeting.”

8.	SHOWCASE PUBLISHING STATUS REPORTS. A new Section 6.5 is added to the Services Agreement to read as follows:

“6.5 Publishing Instruction Report; Showcase Publishing Status Reports.

(a) Showcase Publishing Instruction Report. Commencing no later than [*], DIRECTV shall provide to TiVo a “Publishing Instruction Report” to assist TiVo in planning the Showcase publishing activity and preparing the Showcase Publishing Status Report described below, with revised Publishing Instruction Reports to be provided by DIRECTV on a [*]basis no less than [*]prior to the start of the [*]described in the applicable Publishing Instruction Report. Each Publishing Instruction Report shall contain at a minimum the following information with respect to each DIRECTV-authored Showcase planned to be distributed during the described week: (i) First and last day of distribution of each DIRECTV-authored showcase planned to be distributed during the [*]; (ii) Central promotion text (if applicable) and associated distribution schedule;

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) Position in Showcase grid of each DIRECTV-authored Showcase; (iv) Total video clip length per DIRECTV-authored Showcase; (v) the length of each individual video clip; and (vi) DIRECTV’s requirements (including frequency of delivery) for any DIRECTV-Authored Showcase Reports (as described below in Section 6.6).

(b) Showcase Publishing Status Reports. Commencing on the First Amendment Effective Date, TiVo shall create, maintain and provide to DIRECTV, no later than [*]prior to the start of the [*]described, a “Showcase Publishing Status Report” containing at a minimum the following information with respect to each TiVo-authored Showcase, and, beginning with receipt of the Showcase Publishing Instruction Report, also with respect to each DIRECTV-authored Showcase planned to be distributed during the described week: (i) First and last day of distribution for each Showcase; (ii) DIRECTV Central promotion text (if applicable) and associated distribution schedule; (iii) Position in Showcase grid of each Showcase; (iv) Total video clip length per Showcase, along with schedule and total video clip length of all Showcases to be distributed to the hard disk of DIRECTV DVR Receivers during the week; and (v) description of each new TiVo-authored Showcase sufficient to allow DIRECTV to develop customer service agent scripting to support in-bound inquiries from DIRECTV DVR Receiver customers relating to such TiVo-authored Showcases. DIRECTV shall provide any corrections or changes to the Publishing Status Report items prior to expiration of the [*], and TiVo shall then make such corrections or changes prior to the distribution of such items to subscribers.”

9. DIRECTV-AUTHORED SHOWCASE REPORTS. A new Section 6.6 is added to the Services Agreement to read as follows:

“6.6 DIRECTV-Authored Showcase Reports.

(a) Reporting Obligations. Commencing with the First Amendment Effective Date and solely with respect to each DIRECTV-authored Showcase distributed during the Term, whenever DIRECTV-authored Showcases are distributed, TiVo shall provide DIRECTV with a basic report (the “DIRECTV-Authored Showcase Report”) of the User Data capturing interactions of end users with each such DIRECTV-authored Showcase. A separate DIRECTV-Authored Showcase Report shall be provided for each DIRECTV-authored Showcase on such frequency as requested by DIRECTV pursuant to the Publishing Instruction Report, but

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

in any event no more than a [*]basis per DIRECTV-Authored Showcase Report.

(b) Report Format. The format for a basic DIRECTV-Authored Showcase Report is presented in Attachment 1 to the First Amendment to this Agreement. DIRECTV acknowledges and agrees that TiVo may modify the form of such basic DIRECTV-Authored Showcase Report in TiVo’s sole discretion, so long as the information conveyed in the basic report is not materially reduced.

(c) Report Format Modification Requests. In the event DIRECTV wishes to receive a basic DIRECTV-Authored Showcase Report that differs from that defined in Attachment 1 to the First Amendment to this Agreement, DIRECTV shall request TiVo for such report; provided, however, if such modified report is created pursuant to the terms set forth herein, all subsequent DIRECTV-Authored Showcase Reports shall be in the modified form. DIRECTV shall be allowed to make such requests no more than [*]per calendar [*]. TiVo shall assess the costs associated with providing a report meeting with DIRECTV’s request. In the event that TiVo determines such costs will [*], TiVo will create the modified DIRECTV-Authored Showcase Report on a timely basis. In the event that TiVo determines such costs will [*], the parties will follow the processes set forth in Section 6.6(d) below.

(d) Comprehensive Reports. In the event DIRECTV or any DIRECTV-authored Showcase third party participant wishes to receive significantly more comprehensive DIRECTV-Authored Showcase Reports or/and additional research, DIRECTV shall contact, or direct such third party to contact, TiVo. TiVo shall negotiate in good faith with DIRECTV or such third party (as the case may be) the terms and conditions pursuant to which TiVo would provide such comprehensive reports and/or research.

(e) Duration of Obligations. TiVo’s obligations under this Section 6.6 shall continue through the end of the Initial Period, and any Renewal Period, as defined in Section 6.1. DIRECTV acknowledges and agrees that this Section 6.6 comprises TiVo’s sole and entire reporting obligation with respect to User Data, other than as expressly set forth in Section 3.2 of this Agreement and the parties’ [*].”

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10. INDEMNIFICATION. Section 10.1(a) of the Services Agreement is amended to add a clause at the end of item (i) (1) that reads as follows:

“violates any right of publicity or privacy, literary, music performance or dramatic right or otherwise constitutes libel, slander, plagiarism, or a violation of personal or property rights or”

11. SURVIVAL. The last sentence of Section 12.3 of the Services Agreement is hereby deleted in its entirety and replaced by the following:

“Notwithstanding the foregoing, provided DIRECTV has exercised the option in Section 6.1(b) and this Agreement is not terminated by TiVo for DIRECTV’s material breach, (i) DIRECTV shall continue to have the rights set forth in Sections 6.1(b) and 6.6 subject to all rights and restrictions set forth herein and (ii) TiVo shall continue to have the rights to use the User Data as set forth in Sections 3.1 and 3.2 to the extent set forth in Section 6.1(b).”

12. EFFECT OF AMENDMENT. Except as expressly modified herein, all other terms and conditions of the Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, TiVo and DIRECTV have duly executed this First Amendment by their respective duly authorized officers. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

TIVO INC.		DIRECTV, INC.

By:	/s/ EDWARD LICHTY	By:	/s/ S.A. CAMPBELL
Printed Name:	Edward Lichty	Printed Name:	S.A. Campbell
Title:	VP, Business Development	Title:	Sr. VP, Programming